UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 9, 2014

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the previously announced Agreement and Plan of Merger by and among Codorus Valley Bancorp, Inc. (the “Corporation”), Madison Bancorp, Inc. (“Madison”), and CVLY Corp. (the “Merger Agreement”), on December 9, 2014, the Corporation and Madison entered into a letter agreement pursuant to which the Corporation and Madison mutually agreed that the pending merger acquisition of Madison by the Corporation will be completed on January 16, 2015, provided that certain obligations yet to be performed by each of the parties are completed as of or prior to such date and there has not been a willful breach of a representation, warranty or covenant by the other party prior to such date.

The foregoing summary of the terms of the letter agreement is qualified in its entirety by reference to the letter agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2014, the Boards of Directors of the Corporation and its wholly owned subsidiary, PeoplesBank, a Codorus Valley Company (the “Bank”), acknowledged the intention of Jann A. Weaver to retire from his position as Treasurer and Chief Financial Officer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, effective the close of business on December 31, 2014.

In connection with Mr. Weaver’s pending retirement, on December 9, 2014, the Boards of Directors appointed Michael D. Peduzzi, 49, to the position of Senior Vice President and Chief Financial Officer of the Corporation and Bank, effective January 1, 2015. Mr. Peduzzi, a certified public accountant, joined the Corporation on March 10, 2014 as Senior Vice President/Finance.

Prior to joining the Corporation and Bank, Mr. Peduzzi served as a principal of the accounting firm S.R. Snodgrass, P.C., from July 2011 through February 2014. Prior thereto, Mr. Peduzzi served as Executive Vice President and Chief Financial Officer of Union National Financial Corporation/Mt. Joy from 2007 to 2011; Chief Financial Officer of Mount Aloysius College from 2005 to 2007; Principal of Michael D. Peduzzi, CPA, a consulting firm serving executives and boards of directors of mid-Atlantic region financial institutions, from 2000 to 2005; Executive Vice President and Chief Auditor of Keystone Financial, Inc. from 1995 to 2000; and Audit Manager of PNC, N.A., from 1992 to 1995.

In connection with his appointment, effective January 1, 2015, Mr. Peduzzi’s annual salary has been set at $185,000.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

2.1	Letter Agreement, dated December 9, 2014, between Codorus Valley Bancorp, Inc. and Madison Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: December 12, 2014	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer